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                                                                       Exhibit J

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Other Service Providers" in this Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 333-24349) and under the Investment Company Act of 1940 (File No. 811-08163) of Mercury Variable Trust and to the incorporation by reference therein of our report, dated February 4, 2003 with respect to the financial statements of Mercury International Value V.I. Fund for the year ended December 31, 2002.



                                         /s/ Ernst & Young LLP



MetroPark, New Jersey
April 23, 2003